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                                                                EXHIBIT (1(i))



                  [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]




                                        January 30, 1998




Van Kampen American Capital Prime Rate Income Trust
One Parkview Plaza
Oakbrook Terrace, IL  60181

                Re:     Van Kampen American Capital Prime Rate
                        Income Trust Registration Statement on Form N-2

Ladies and Gentlemen:

                We have acted as special counsel to Van Kampen American Capital Prime Rate Income Trust (the "Trust"), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (a "Massachusetts Business Trust"), in connection with the preparation of a Registration Statement on Form N-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the
"1940 Act"), which will be filed by the Trust with the Securities and Exchange Commission (the "Commission") on or about January 30, 1998. The Registration Statement relates to the registration under the 1933 Act and 1940 Act, of the number of common shares of beneficial interest, par value of $.01 per share, of the Trust named therein (the "Common Shares").

                The Common Shares are to be sold pursuant to an offering agreement between the Trust and Van Kampen American Capital Distributors, Inc. (formerly Van Kampen Merritt, Inc.), dated February 17, 1993 (the "Offering Agreement").

                This opinion is delivered in accordance with the requirements of Item 24(2)(l) of Form N-2 under the 1933 Act and 1940 Act.
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January 30, 1998
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                In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Declaration of Trust and By-Laws of the Trust, as amended to date (the "Declaration of Trust" and "By-Laws", respectively),
(iii) the Offering Agreement, (iv) draft resolutions proposed to be adopted by the Board of Trustees of the Trust, with respect to the filing of the Registration Statement, the offer and issuance of the Common Shares and other related matters (the "Resolutions") and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust.

                Members of our firm are admitted to the Bar in the Commonwealth of Massachusetts, and we express no opinion as to the laws of any other jurisdiction.

                Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement shall have become effective,
(ii) the Board of Trustees of the Trust shall have duly adopted the Resolutions in the form reviewed by us and (iii) certificates for the Common Shares have been duly executed, countersigned, registered, delivered and paid for in accordance with the Offering Agreement, the Common Shares will be duly authorized, validly issued, fully paid and, subject to the statements set forth below regarding the liability of a shareholder of a Massachusetts Business Trust, nonassessable.

                Pursuant to certain decisions of the Supreme Judicial Court of Massachusetts, shareholders of a Massachusetts Business Trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of the Trust. Even if the Trust were held to be a partnership, however, the possibility of the holders of Common Shares incurring personal liability for financial losses of the Trust appears remote because (i)
Article V, Section 5.1 of the Declaration of Trust contains an express disclaimer of liability for holders of Common Shares for the obligations of the Trust and provides that the Trust shall hold each holder of Common Shares harmless from, and shall indemnify such holder against, all loss and
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January 30, 1998
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expense arising solely from being or having been a holder of Common Shares and
(ii) Article V, Section 5.5 requires that a recitation of such disclaimer be included in every written obligation, contract, instrument, certificate, common share of beneficial interest, other security of the Trust or undertaking made or issued by the trustees of the Trust.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 1(i) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        Skadden, Arps, Slate, Meagher & Flom LLP